Exhibit 10.1

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EXECUTION VERSION

ASSET PURCHASE AGREEMENT

by and between

PRAECIS PHARMACEUTICALS INCORPORATED

as Seller,

and

SPECIALITY EUROPEAN PHARMA LIMITED

as Buyer

Dated as of January 29, 2007

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

ASSET PURCHASE

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i

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Section 7.15	Transfer and Sales Tax	42
Section 7.16	Bulk Transfer Laws	43

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SCHEDULES (as set forth in the Disclosure Schedule)

Schedule 1.1(a)(iii)	Certain Assigned Contracts
Schedule 1.1(b)	Designated Intellectual Property
Schedule 1.1(c)	Manufacturing Contracts
Schedule 1.1(d)	Minimum Annual Commitment Payments
Schedule 1.1(e)	Registrations
Schedule 1.1(f)	Rel-Ease™ Patents
Schedule 1.1(g)	PRAECIS Europe Shares
Schedule 1.1(h)	Closing Product Materials
Schedule 2.1(b)(v)	Excluded Assets
Schedule 3.3(a)	Governmental Consents
Schedule 3.3(b)	Third Party Consents
Schedule 3.3(c)	Conflicts
Schedule 3.4	Contracts
Schedule 3.6
Schedule 3.7(a)	Termination and Settlement Agreements
Schedule 3.7(b)	Abarelix License
Schedule 3.11	PRAECIS Europe Contracts

EXHIBITS

Exhibit A	Form of Rel-Ease™ License
Exhibit B-1	NDA Transfer Letter
Exhibit B-2	IND 51,710 Transfer Letter
Exhibit B-3	IND 56,259 Transfer Letter
Exhibit B-4	IND 68,939 Transfer Letter
Exhibit C-1	NDA Assumption Letter
Exhibit C-2	IND 51,710 Assumption Letter
Exhibit C-3	IND 56,259 Assumption Letter
Exhibit C-4	IND 68,939 Assumption Letter
Exhibit D	Bill of Sale
Exhibit E	Assignment of Intellectual Property
Exhibit F	Assumption Agreement

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THIS ASSET PURCHASE AGREEMENT (as may be amended, modified, or supplemented from time to time as provided herein, this “Agreement”) is made as of the 29th day of January, 2007, by and between PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Seller”) and SPECIALITY EUROPEAN PHARMA LIMITED, a companyorganized under the laws of England and Wales (“Buyer”).  Seller and Buyer are referred to collectively herein as the “Parties” and each, individually as a “Party.”

W I T N E S S E T H:

WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, all of Seller’s right, title and interest in and to the Acquired Assets (as defined below), upon the terms and subject to the conditions set forth herein; and

WHEREAS, Buyer has agreed to assume the Assumed Liabilities (as defined below), upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the terms defined below shall have the respective indicated meanings:

“Abarelix License” means Seller’s license agreement dated as of October 17, 1996, as amended as of June 3, 1998, with Indiana University Foundation (or its assignees) relating to the Indiana University Intellectual Property.

“Abarelix Product” means (i) abarelix for injectable suspension and (ii) any other product in whatever form covered by the Abarelix License.

“Accountant” has the meaning set forth in Section 2.2(b).

“Accounts Receivable” means all accounts receivable, notes receivable and indebtedness for borrowed money or overdue accounts receivable, in each case, due and owing from any Third Party.

“Acquired Assets” has the meaning set forth in Section 2.1(a).

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“Acquired Assets MAE” means a material adverse effect on the Acquired Assets taken as a whole; provided, however, that none of the following circumstances, facts or effects (each an “Effect”), either alone or in combination, shall be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, an Acquired Assets MAE:  (i) any Effect resulting from Seller’s compliance with the terms of this Agreement; (ii) any Effect that results from changes or facts or circumstances affecting the pharmaceutical or biotechnology industries, or pharmaceutical products for ***************, generally or (iii) any Effect disclosed in the Disclosure Schedule.

“Act” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder.

“Additional Abarelix Product” means any Abarelix Product in a significantly different formulation to that of the Plenaxis® Product ************************** including any sustained release or depot formulation.

“Additional Marketing Region” means, collectively, the countries or territories other than (i) ************** and (ii) *************************************.

“Agreed Amount” has the meaning set forth in Section 5.3(b).

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Affiliate” means, with respect to any Person, any Person which directly or indirectly through stock ownership or otherwise either controls, or is controlled by or under common control with, such Person.

“Allocation Resolution Period” has the meaning set forth in Section 2.2(b).

“Ancillary Agreements” has the meaning set forth in Section 2.3(b).

“Assigned Contracts” means, collectively, (i) the Abarelix License, (ii) the Manufacturing Contracts and (iii) the Contracts set forth on Schedule 1.1(a)(iii) pursuant to which services are or have been provided to Seller or PRAECIS Europe with respect to Plenaxis® Product or the Product Operations; provided, however, that “Assigned Contracts” shall not be deemed to include any Excluded Contracts.

“Assumed Liabilities” has the meaning set forth in Section 2.1(c).

“BfArM” means Bundesinstitut für Arzneimittel und Medizinprodukte, or any successor agency with substantially the same responsibility for regulating the development, manufacture and sale of human pharmaceutical products.

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“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in Boston, Massachusetts are permitted or required by law, executive order or governmental decree to remain closed.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Buyer Indemnitees” has the meaning set forth in Section 5.1.

“Buyer Licensed Party” means (i) Affiliates of Buyer and members of Buyer’s distribution chain for Abarelix Products, and (ii) any other Third Parties, in each case to which Buyer grants a license with respect to, or assigns, any of Buyer’s rights under this Agreement, any Ancillary Agreement or under any of the Assigned Contracts, or otherwise directly or indirectly sells any Abarelix Product under any agreement, arrangement or understanding with Buyer or any Person referred to in clause (i) of this definition.

“Buyer Licensed Party Consideration” means ****************************.

“Claim Notice” has the meaning set forth in Section 5.3(b).

“Claimed Amount” has the meaning set forth in Section 5.3(b).

“Closing” has the meaning set forth in Section 2.3(a).

“Closing Date” means the date on which the Closing occurs, which shall be the date of this Agreement.

“Closing Product Inventory” means ********************************.

“Closing Product Materials” means ********************************.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercially Reasonable Efforts” means *****************************.

“Confidentiality Agreement” means that certain confidentiality agreement dated October 4, 2006 between Buyer and Seller.

“Consideration” has the meaning set forth in Section 2.2(b).

“Contracts” means any and all purchase orders, sales orders, leases, subleases, licenses, indentures, contracts, agreements and other legally binding arrangements, whether oral or written, in effect between Seller or PRAECIS Europe, on the one hand, and one or more Third Parties, on the other hand.

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“Cost Adjusted Sales” means ***************************************.

“Damages” shall have the meaning set forth in Section 5.1.

“Designated Intellectual Property” all patents, patent applications, domain names, trademarks, service marks, trademark applications and trade names, including the Trademark Rights, set forth on Schedule 1.1(b).

“Development Costs” has the meaning set forth in Section 2.4(b).

“Disclosure Schedule” has the meaning set forth in Article III.

“Dossier” means the regulatory dossier supporting the Mutual Recognition Procedure.

“EMEA” means the European Medicines Evaluation Agency, or any successor agency with substantially the same responsibility for regulating the development, manufacture and sale of human pharmaceutical products.

************************************************.

“End User Kits” means ****************************************.

“Excluded Assets” has the meaning set forth in Section 2.1(b).

“Excluded Contracts” means any oral or written contract, commitment, purchase order, lease, note or other agreement to which Seller is a party, other than the Assigned Contracts.

“Excluded Records” means (i) records related to human resources and any other employee-related files and records; (ii) notes and lab notebooks; (iii) personal files and records; and (iv) records relating to the filing, prosecution, issuance, maintenance, enforcement or defense of any intellectual property rights not included in the Designated Intellectual Property or related to the Abarelix License.

“European Marketing Region” means *******************************.

“Final Allocation” has the meaning set forth in Section 2.2(b).

“FDA” means the United States Food and Drug Administration, or any successor agency with substantially the same responsibility for regulating the development, manufacture and sale of human pharmaceutical products.

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“GAAP” means generally accepted accounting principles as used in the United States of America, consistently applied.

“German Marketing Authorization” means the Certificate of Registration with respect to Plenaxis® Product received by PRAECIS Europe from BfArM on September 27, 2005 to market Plenaxis® Product in Germany, together with all amendments, supplements and updates thereto.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, or any state, county, jurisdiction, municipality or other political subdivision of such country.

“Governmental Consents” has the meaning set forth in Section 3.3(a).

“Governmental Filings” registrations, filings and notices with or to Governmental Authorities.

“Gross Sales” means *********************.

“Incremental Consideration” has the meaning set forth in Section 2.4(a)(i).

“INDs” means the investigational new drug applications listed on Schedule 1.1(e).

“Indemnified Party” has the meaning set forth in Section 5.3(a).

“Indemnifying Party” has the meaning set forth in Section 5.3(a).

“Indiana University Intellectual Property” means the patents and other intellectual property covering GnRH antagonist compounds, including abarelix (PPI-149), the active ingredient of Plenaxis® Product, licensed to Seller under the Abarelix License.

“Information” has the meaning set forth in Section 6.1(a).

“Initial Regulatory Target Countries” means *******************.

“Intangible Property Rights” has the meaning set forth in Section 2.1(a)(iv).

“Knowledge of Seller” or “Seller’s Knowledge” has the meaning set forth in Article III.

“Knowledge of Buyer” has the meaning set forth in Article IV.

“Law” means any federal, state, local or foreign law, statute or ordinance, or any

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rule, regulation or regulatory requirement promulgated by any Governmental Authority.

“Lien” means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, license, covenant, or other encumbrance, other than (i) mechanic’s, materialmen’s, and similar liens and (ii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of Seller and not material to the Acquired Assets.

“MAA” means the marketing authorization application submitted by PRAECIS Europe to BfArM on June 23, 2003 (as supplemented or amended from time to time).

“Manufacturing Contracts” means Contracts relating to the manufacture of Plenaxis® Product which are in effect on the Closing Date, all of which Manufacturing Contracts are set forth on Schedule 1.1(c).

“Marketing Region” means **************************.

“Material Third Party Consents” means Third Party Consents, if any, required under any Manufacturing Contract.

“Medical Product Regulatory Authority” means any Governmental Authority that regulates the safety, efficacy, manufacture, investigation, sale or marketing of pharmaceuticals, medical products, biologics or biopharmaceuticals, including, without limitation, the FDA and EMEA.

“Medicare National Coverage Determination” means Seller’s files relating to the determination by the Centers for Medicare and Medicaid Services with respect to Plenaxis® Product, listed as NCD Section Number 110.19.

“Minimum Annual Commitment Payments” means the payment amounts set forth opposite the name of each Manufacturing Contract or the reference to the Baxter Agreement, in each case listed on Schedule 1.1(d).

“Mutual Recognition Procedure” means the procedure whereby a Regulatory Target Country may recognize the German Marketing Authorization in accordance with Article 28(4) of Directive 2001/83/EC.  Such terms also include any analogous or successor procedure under any successor legislation.

“NDA” means the New Drug Application (No. 21-320) approved by the FDA, together with all amendments, supplements and updates thereto.

“NDA Assumption Letter” has the meaning set forth in Section 2.1(e).

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“NDC Number” means a National Drug Code number, as listed with the FDA.

“Net Sales” means *****************.

“Net Sales Deductions” means ****************.

“Order” means any order, judgment, decree or ruling of any Governmental Authority or arbitrator.

“Ordinary Course of Business” means an action that is in compliance with applicable Laws and is generally consistent in all material respects with the past practices of Seller and its Affiliates with respect to Seller’s Product Operations or other activities in respect of the Acquired Assets in the twelve (12) months preceding the effective date of this Agreement.

“Parties” has the meaning set forth in the first paragraph of this Agreement.

“Permitted Liens” means Liens for Taxes that are not yet due and payable andLiens arising from any actions of Buyer.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a federal, state, local or foreign government or regulatory entity or political subdivision or an agency or instrumentality thereof.

“Plenaxis® Product” means *******************.

“PRAECIS Europe” means PRAECIS Europe Limited, a private limited company incorporated in England and Wales.

“Preliminary Allocation” has the meaning set forth in Section 2.2(b).

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation brought or conducted by or before any Governmental Authority or any arbitrator or arbitration panel.

“Product Operations” means the development (preclinical and clinical), manufacture (including the right to have manufactured), marketing, distribution and sale of Plenaxis® Product.

“Product Records” means collectively (i) regulatory and other reports (including

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pharmacovigilance reports), information on adverse events, written contact regulatory reports and formal minutes with any Governmental Authority, any documents (including, without limitation, clinical and pre-clinical animal study data) relating to the Registrations or to the subject matter of the Registrations, in each case to the extent relating exclusively to the Plenaxis® Product or Seller’s Product Operations and for the period commencing no earlier than 1995, and (ii) records for the period commencing no earlier than 1995 relating to the filing, prosecution, issuance, maintenance, enforcement or defense of the Designated Intellectual Property or in relation to the Abarelix License, in the case of (i) and (ii) that are owned or controlled by or otherwise in the possession of Seller as of the Closing Date and except to the extent included in or primarily related to any Excluded Assets or Retained Liabilities and excluding the Excluded Records.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Quarter” has the meaning set forth in Section 2.4(c).

“Registration Assumption Letters” has the meaning set forth in Section 2.1(e).

“Registrations” means the NDA, the German Marketing Authorization and the investigational new drug applications listed in Schedule 1.1(e).

“Registration Transfer Letter” has the meaning set forth in Section 2.1(e).

“Regulatory Approval” means recognition by a Regulatory Target Country of the German Marketing Authorization in accordance with the Mutual Recognition Procedure and any approval to market Plenaxis® Product in any other country or territory.

“Regulatory Target Countries” means **********************.

“Rel-Ease™” means Seller’s proprietary depot drug delivery technology as described under the Seller’s Rel-Ease™ Patents as of the date of this Agreement.

“Rel-Ease™ License” means the License Agreement, substantially in the form of Exhibit A, **********************.

“Retained Liabilities” has the meaning set forth in Section 2.1(d).

“Royalties” has the meaning set forth in Section 2.4(a)(ii).

“Royalty Bearing IP” means *****************.

“Royalty Term” has the meaning set forth in Section 2.4(b).

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“Sale” (as a noun) means ***************************.

“Sales Statement” has the meaning set forth in Section 2.4(c).

“Section 1060 Forms” has the meaning set forth in Section 2.2(b).

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Seller Indemnitees” has the meaning set forth in Section 5.2.

“Seller Licensed Party Consideration” means ******************.

“Seller’s NDC Number” means the NDC Number that has been used by Seller in connection with Plenaxis® Product prior to Closing.

“Seller’s Product Operations” means any Product Operations conducted by Seller through the Closing Date.

“Seller Purposes” has the meaning set forth in Section 6.1(b).

“Seller’s Rel-Ease™ Patents” means the Seller’s issued patents listed on Schedule 1.1(f).

“Shares” means all of the issued and outstanding shares of PRAECIS Europe as identified on Schedule 1.1(g).

“Taxes” (and with correlative meanings, “Tax” and “Taxable”) means all taxes of any kind imposed by a Governmental Authority, including but not limited to those on, or measured by or referred to as income, gross receipts, financial operation, sales, use, ad valorem, value added, alternative or add-on minimum, franchise, profits, license, withholding, payroll (including all contributions or premiums pursuant to governmental social security laws or pursuant to other tax laws and regulations), employment, excise or severance and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Tax Returns” means all reports, returns, schedules and any other documents required to be filed with a Governmental Authority (including federal, state, local and foreign) with respect to Taxes, including any attachments, schedule and amendment thereof.

“Third Party” means any entity other than Seller or Buyer and their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 5.3(a).

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“Third Party Consents” has the meaning set forth in Section 3.3(b).

“Trademark Rights” has the meaning set forth in Section 2.1(a).

“UK Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions located in the United Kingdom are permitted or required by law to remain closed.

“Valid Claim” means a claim of an issued and unexpired patent that has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, unappealable or un-appealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE II

ASSET PURCHASE

Section 2.1                                      Purchase and Sale of Assets; Assumption of Liabilities.

(a)           Transfer of Assets.  Upon and subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the following assets, properties and rights of Seller (the “Acquired Assets”), excluding, however, the Excluded Assets:

(i)            all of Seller’s rights under the Assigned Contracts, with respect to the period following Closing;

(ii)           the Registrations, subject, however, to Section 6.1(b);

(iii)          the name “Plenaxis” and any variant thereof, the trademarks and trade names and all registrations thereof and all related registration applications set forth on Schedule 1.1(b) and all proceeds of the foregoing and the right to sue for past, present and future infringements of any of the foregoing and all future proceeds of such suits (the “Trademark Rights”), and the domain names set forth on Schedule 1.1(b);

(iv)          the Designated Intellectual Property (other than the Trademark Rights), and other intangible property rights owned by Seller as of the Closing Date to the extent primarily related to Plenaxis® Product or

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Seller’s Product Operations, including, to the extent so related, trade secrets, technical information and know-how (collectively, the “Intangible Property Rights”), it being understood for the avoidance of doubt that Intangible Property Rights does not include Seller’s rights under the Abarelix License or Seller’s rights with respect to Rel-Ease™ or Seller’s Rel-Ease™ Patents;

(v)           all brochures and other promotional and printed materials, trade show materials (including displays), videos, web pages, advertising and/or marketing materials, package inserts and packaging materials (all in physical form, pdf, quark, or other electronic file and camera-ready artwork) in Seller’s possession or under its control as of the Closing Date previously used exclusively in connection with Seller’s promotion and sale of the Plenaxis® Product; provided, however, that Seller shall be obligated to provide only one copy of any electronic file containing any of the foregoing;

(vi)          copies of all customer and supplier lists, marketing studies and consultant reports related exclusively to the Plenaxis® Product or Seller’s Product Operations to the extent maintained by Seller and as in existence and in Seller’s possession or under its control as of the Closing Date, and all complaint files and adverse event files related exclusively to the Plenaxis® Product or Seller’s Product Operations and as in existence and in Seller’s possession or under its control as of the Closing Date;

(vii)         all Closing Product Materials;

(viii)        all the goodwill of Seller’s Product Operations;

(ix)           all of Seller’s right, title, and interest in and to the Plenaxis® Product as of the Closing Date, including all rights of Seller and its Affiliates to develop, manufacture, make and have made, offer to sell, sell, distribute, promote, and use the Plenaxis® Product, to the extent Seller has such rights;

(x)            the Rel-Ease™ License;

(xi)           the manufacturing equipment located at Baxter Pharmaceutical Solutions LLC and which is used or held for use in the operation and conduct of Seller’s Product Operations;

(xii)          all Product Records, to the extent not covered by any of the foregoing;

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(xiii)         the Medicare National Coverage Determination;

(xiv)        the Shares; and

(xv)         all other assets, properties and rights owned by Seller as of the Closing Date principally used in Seller’s Product Operations or otherwise principally used in relation to Plenaxis® Product.

Such Acquired Assets shall be free and clear of all Liens, other than Permitted Liens.  Notwithstanding anything contained herein, Seller may retain two (2) archival copies of (A) the Registrations, (B) the Medicare National Coverage Determination, (C) any Product Records, and any supplements and associated materials related to the foregoing items (A) and (B), in each case solely for legal, regulatory, Tax or accounting purposes.

This Agreement shall not constitute an agreement to assign any Acquired Asset (including any Assigned Contract), or any claim or right arising thereunder if an attempted assignment thereof, without consent of a Third Party, would constitute a breach or other contravention of any agreement with respect to such Acquired Asset.  Seller and Buyer will each use reasonable commercial efforts (but without any payment of money by Seller, other than out-of-pocket legal expenses) to obtain the consent of the other party or parties to any such Acquired Asset (including any Assigned Contract) or any claim or right arising thereunder for the assignment thereof to Buyer.  If such consent is not obtained, or if an attempted assignment of any such Acquired Asset (including any Assigned Contract) or claim or right would be ineffective or would adversely affect the rights of Buyer thereunder so that Buyer would not in fact receive all such rights, Buyer shall not, except as provided in this sentence, assume liabilities or obligations with respect thereto, and Seller shall at its expense effect an alternate arrangement, in the form of a sublicense, sublease, subcontract, operating agreement or other arrangement, in any case reasonably satisfactory to Buyer, which results in Buyer obtaining all the benefits and assuming the liabilities and other obligations with respect to any such Acquired Asset or Seller shall enforce for the benefit of Buyer with Buyer assuming Seller’s obligations, any and all rights of Seller against a Third Party.  Seller will promptly pay to Buyer when received all monies received by such Party under or with respect to any such Acquired Asset (including any Assigned Contract) as to which such arrangement has been entered into, or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset as contemplated by Section 2.1(b) below.  For the avoidance of doubt, nothing under this Section 2.1(a) or under Section 2.6 shall require Seller to effect the recordation of any assignments of any Trademark Rights.

(b)           Excluded Assets. Notwithstanding anything to the contrary in this Agreement, Seller is not selling, conveying, assigning, transferring or delivering to Buyer any assets, properties or rights of Seller other than those specifically identified in Section 2.1(a).  The term “Excluded Assets” shall mean:

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(i)            any right, title or interest, including without limitation, any rights in any issued United States and foreign patents or other intellectual property and pending United States and foreign patents or other intellectual property applications, relating to Seller’s Rel-Ease™ drug delivery technology and depot formulation, but excluding rights granted to Buyer pursuant to the Rel-Ease™ License;

(ii)           any Accounts Receivable (including Accounts Receivable with respect to Plenaxis® Product which has been shipped prior to the Closing), and, for the avoidance of doubt, any cash, cash equivalents, bank deposits or similar cash items, or prepaid expenses (other than royalties) of Seller and its Affiliates, in each case as of the Closing (whether or not reflected on the books of Seller or its Affiliates as of the Closing Date);

(iii)          any rights, claims and credits, including all guaranties, warranties, indemnities and similar rights in favor of Seller or any of its Affiliates or any of their respective employees to the extent relating to (A) any other Excluded Asset, (B) any Excluded Liability or (C) any matter to the extent Seller indemnifies any Buyer Indemnitees pursuant to Article V;

(iv)          any Excluded Records; and

(v)           any other assets, properties and rights set forth on Schedule 2.1(b)(v).

(c)           Assumed Liabilities. Buyer shall, and hereby does, assume and agree to pay, perform and discharge when due the following liabilities and obligations (the “Assumed Liabilities”):

(i)            all liabilities arising, and all obligations of Seller to be performed, from and after the Closing under the Assigned Contracts; provided, however, that any obligations in respect of Minimum Annual Commitment Payments shall be included in Assumed Liabilities whether or not such payments are required to be paid prior to the Closing;

(ii)           all liabilities and obligations of Seller and/or PRAECIS Europe under the Registrations to the extent to be performed from and after the Closing, including with respect to the post-marketing commitments and pharmacovigilance obligations relating to FDA approval of the NDA and any outstanding commitments under the German Marketing Authorization;

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(iii)          all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations arising out of or related to the ownership, use, maintenance or operation of any Abarelix Product, the Acquired Assets or the Product Operations after the Closing, subject to the proviso to clause (i) above;

(iv)          all liabilities and obligations relating to the replacement, return or refund of the purchase price of any Abarelix Product distributed or sold by or on behalf of Buyer, any of its Affiliates or any Buyer Licensed Party after the Closing;

(v)           all liabilities and obligations relating to any claim for breach of warranty in respect of (i) any Abarelix Product manufactured, distributed or sold by or on behalf of Buyer, any of its Affiliates or any Buyer Licensed Party after the Closing or (ii) the Closing Product Materials;

(vi)          all liabilities and obligations arising out of or relating to any product liability claim involving (i) any Abarelix Product manufactured, distributed or sold by or on behalf of Buyer, any of its Affiliates or any Buyer Licensed Party after the Closing or (ii) the Closing Product Materials, in each case including, without limitation, injury to or death of persons or damage to or destruction of property, to the extent such injury, death, damage or destruction occurs after the Closing; and

(vii)         all other liabilities and obligations not specifically referred to in subsections (i) through (vi) above (subject to the proviso to clause (i) above), arising out of or related to the ownership, use, maintenance or operation of any Abarelix Product, the Acquired Assets or the Product Operations after the Closing, including, without limitation, the tax liabilities to which reference is made in the second sentence of Section 7.15(b).

(d)           Retained Liabilities. Buyer shall not be obligated hereunder to be responsible for, assume or agree to pay, perform or discharge, and Seller shall remain responsible and liable for, any and all liabilities and obligations of Seller (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), other than the Assumed Liabilities (the “Retained Liabilities”).

(e)           Registrations. On the Closing Date, Seller shall assign or transfer to Buyer, and Buyer will assume, the Registrations to the extent provided in this Agreement.  Without limiting the generality of the foregoing, attached as Exhibits B-1 through B-4 are copies of the letters to be duly executed by and submitted by or on behalf of Seller to the

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FDA on the Closing Date authorizing the transfer of ownership of the NDA and the INDs from Seller to Buyer (each such letter, a “Registration Transfer Letter”) pursuant to 21 C.F.R. § 314.72.  As soon as practicable after the Closing and the receipt by Buyer of copies of the Registration Transfer Letters and evidence of the FDA’s receipt of each such letter, Buyer shall execute and submit to the FDA the letters, substantially in the form of the letters attached as Exhibits C-1 through C-4, acknowledging Buyer’s commitment to assume ownership of the NDA and the INDs (collectively, the “Registration Assumption Letters”).

Section 2.2                                      Purchase Price and Related Matters.

(a)           Purchase Price. In consideration of the sale and transfer of the Acquired Assets, Buyer shall (i) reimburse Seller for any Minimum Annual Commitment Payments made by Seller and documented for Buyer, in accordance with Section 2.5 and (ii) pay the Incremental Consideration, the Seller Licensed Party Consideration and the Royalties, each as provided in Section 2.4 (the payments contemplated by subsections (i) and (ii), collectively, the “Purchase Price”) and (iii) assume the Assumed Liabilities as provided in Section 2.1(c).  All payments under this Agreement to Seller shall be made in United States Dollars by wire transfer of immediately available funds to an account designated by Seller in writing at least two (2) Business Days prior to the date that the payment is due and shall be non-refundable.

(b)           Allocation.

(i)            Buyer shall propose to Seller an allocation of the Purchase Price ********************** plus the Assumed Liabilities among the Acquired Assets for tax purposes (the “Consideration”) in accordance with the methodology required by Section 1060 of the Code within forty-five (45) Business Days after the Closing Date (the “Preliminary Allocation”).  Within ten (10) Business Days following the receipt of the Preliminary Allocation, Seller shall have the right to provide Buyer with a written notice objecting to the Preliminary Allocation.  Within five (5) Business Days following receipt of Seller’s objections, if any, to the Preliminary Allocation (the “Allocation Resolution Period”), Buyer and Seller shall negotiate in good faith to resolve any differences regarding the Preliminary Allocation, and Buyer shall make such changes as are reasonably requested by Seller (as so resolved, the “Final Allocation”). If Seller does not object to the Preliminary Allocation within ten (10) Business Days a set forth above, the Preliminary Allocation shall be deemed to be the Final Allocation for purposes of this Agreement.

(ii)           If Buyer and Seller are unable to resolve any differences with regard to the Preliminary Allocation within the Allocation Resolution Period, then Buyer and Seller shall jointly engage an

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internationally recognized accounting firm (the “Accountant”).  The Accountant shall resolve any such differences based upon its appraisal of the fair value of the Acquired Assets among which the Consideration is to be allocated.  Buyer and Seller shall promptly provide to the Accountant such information as the Accountant may reasonably request in connection with the preparation of such allocation and shall request that the Accountant prepare and deliver to Buyer and Seller such allocation as promptly as practicable.  Buyer and Seller shall each pay 50% of the fees and expenses of the Accountant for its services under this Section 2.2(b)(ii).  The resolution by the Accountant of the matters set forth in this Section 2.2(b)(ii) shall be conclusive and binding upon Buyer and Seller.  Buyer and Seller agree that the procedure set forth in this Section 2.2(b)(ii) for resolving disputes with respect to the Preliminary Allocation shall be the sole and exclusive method for resolving any such disputes; provided, however, that this provision shall not prohibit either Party from instituting litigation to enforce any ruling of the Accountant.  The Accountant’s determination shall be deemed to be the Final Allocation for purposes of this Agreement.

(iii)          Buyer and Seller shall (x) be bound by the Final Allocation for all Taxes purposes, (y) timely file IRS Form 8594 and all Tax Returns required to be filed in connection with the Final Allocation (and any other forms or reports required to be filed pursuant to Section 1060 of the Code or any comparable provisions of U.S. local or state, or foreign law (the “Section 1060 Forms”)), in accordance with the Final Allocation, and (z) take no position inconsistent with the Final Allocation in any Section 1060 Form or Tax Return, any audit or examination by, or any proceeding before, any Governmental Authority or otherwise, unless otherwise required by the final determination of a Governmental Authority.  Buyer and Seller shall make proper adjustments to the Final Allocation at the time Buyer makes any of the payments contemplated by this Section 2.2(a)(iii).

(iv)          In the event that the Final Allocation is disputed by any Governmental Authority, the Party receiving notice of such dispute shall promptly notify and consult with the other Party and keep such other Party apprised of material developments concerning resolution of such dispute.  The Party receiving notice of such dispute shall control any examination, investigation, audit or other proceeding resulting from such dispute by any taxing authority regarding the Final Allocation; provided, however, that the other Party shall have the nonexclusive right to participate in such examination, investigation, audit or other proceeding at its sole cost and expense.

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(c)           Payments of the Purchase Price. Any and all payments of the Purchase Price as set forth in Section 2.2(a) shall be made free and clear of and without deduction for any and all Taxes.  If Buyer shall be required by applicable Law to deduct any such Taxes from or in respect of any such payment, then (i) such payment shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2(c)) Seller shall receive an amount equal to the payment it would have received had no such deductions been made, (ii) Buyer shall make such deductions and (iii) Buyer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

Section 2.3                                      Closing.

(a)           Time and Location. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place, and is taking place, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Boston, Massachusetts (or at such other place as the parties may designate in writing), commencing at 10:00 a.m., Boston time, on the date of this Agreement.

(b)           Actions at the Closing. At the Closing:

(i)            Seller shall execute and deliver to Buyer a Bill of Sale substantially in the form of Exhibit D;

(ii)           Seller shall execute and deliver the Assignment of Intellectual Property substantially in the form of Exhibit E, suitable for recordation in the United States Patent and Trademark Office and/or United States Copyright Office, as applicable, or any other applicable Governmental Authority to evidence the assignment of intellectual property rights thereunder;

(iii)          Seller shall deliver to Buyer a copy of each executed Registration Transfer Letter;

(iv)          Seller and Buyer shall execute and deliver to each other counterparts of the Rel-Ease™ License;

(v)           Seller and Buyer shall execute and deliver to each other counterparts of an Assignment and Assumption Agreement substantially in the form of Exhibit F;

(vi)          Seller shall deliver (or cause to be delivered) to Buyer all of the Governmental Consents set forth in Schedule 3.3(a) (not otherwise identified on such Schedule as not being delivered);

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(vii)         Seller shall deliver (or cause to be delivered) to Buyer a copy of duly executed Material Third Party Consents and other Third Party Consents to the extent obtained by Seller through the Closing Date;

(viii)        Seller shall deliver to Buyer a certificate of corporate good standing of Seller in Delaware and a certificate as to the incumbency of officers of Seller executing this Agreement and the Ancillary Agreements and the adoption by Seller’s board of directors of authorizing resolutions with respect to the transactions contemplated by this Agreement;

(ix)           Buyer shall deliver to Seller a certificate of good standing (or analogous equivalent) of Buyer in England and Wales and a certificate as to the incumbency of officers of Buyer executing this Agreement and the Ancillary Agreements and the adoption by Buyer’s board of directors of authorizing resolutions with respect to the transactions contemplated by this Agreement; and

(x)            Seller shall deliver to Buyer certificate(s) representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer.

The agreements and instruments referred to in clauses (i), (ii), (iii), (iv) and (v) above and the Registration Assumption Letters are referred to herein as the “Ancillary Agreements.”

Section 2.4                                      Additional Consideration; Mechanics.

(a)           Additional Consideration.

(i)            Incremental Consideration.  Buyer shall pay to Seller *****************************.  The payments described in this Section 2.4(a)(i) are collectively referred to as the “Incremental Consideration”.  At such time as Buyer delivers the Sales Statement to Seller, Buyer shall pay to Seller the Incremental Consideration due hereunder for the applicable Quarter.  ********************.

(ii)           Seller Licensed Party Consideration.  Buyer shall notify Seller within three (3) Business Days of the receipt by Buyer or any of its Affiliates of any Buyer Licensed Party Consideration.  Buyer shall pay or cause to be paid to Seller the Seller Licensed Party Consideration within ten (10) Business Days of the receipt by Buyer or any such Affiliate of such Buyer Licensed Party Consideration, together with a calculation of such Seller Licensed Party Consideration, including a breakdown of any

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reimbursed costs and expenses which have been excluded in determining the applicable Buyer Licensed Party Consideration.

(iii)          Royalties. ******************************.

(b)           Conduct of the Product Operations.

Buyer shall, and shall cause its controlled Affiliates to, use Commercially Reasonable Efforts to commercialize, or cause to be commercialized, Plenaxis® Product in **********.  Buyer shall use Commercially Reasonable Efforts to obtain Regulatory Approval for Plenaxis® Product in each of the Regulatory Target Countries, including, in the Initial Regulatory Target Countries only, using Commercially Reasonable Efforts to commence, as soon as practicable and no later than one hundred eighty (180) days after the Closing Date, the Mutual Recognition Procedure for Plenaxis® Product.  After obtaining a Regulatory Approval in any Regulatory Target Country, Buyer shall, and shall cause its controlled Affiliates to, use Commercially Reasonable Efforts to commercialize, or cause to be commercialized, Plenaxis® Product in the Regulatory Target Countries.  Buyer shall notify Seller within two (2) Business Days after commencing the Mutual Recognition Procedure for Plenaxis® Product in a Regulatory Target Country or filing for the applicable Regulatory Approval in any other country.  For purposes of this Section 2.4(b), “commencing” the Mutual Recognition Procedure for Plenaxis® Product in a Regulatory Target Country means Buyer’s confirmation both to the applicable Governmental Authority in ******** and in such Regulatory Target Country of the date of dispatch of the Dossier to such Regulatory Target Country.  For the avoidance of doubt, none of the following shall, in and of itself, constitute a failure to use Commercially Reasonable Efforts under this Section 2.4(b):  (i) not commencing or causing to be commenced a Mutual Recognition Procedure in any Regulatory Target Country other than an Initial Regulatory Target Country; (ii) ceasing or causing to be discontinued efforts to obtain Regulatory Approval in any Regulatory Target Country; or (iii) not commencing or continuing, or causing not to be commenced or continued, efforts to commercialize Plenaxis® Product in any Regulatory Target Country.

(c)           Reports.  Buyer shall deliver to Seller, within forty-five (45) days after the last day of each calendar quarter (each, a “Quarter”), a statement (each, a “Sales Statement”), setting forth (i) the aggregate amount of Gross Sales by or on behalf of Buyer or its Affiliates for each Abarelix Product (including unit quantities) for such Quarter, (ii) the aggregate Net Sales for such Quarter, including a breakdown of the Net Sales Deductions (which deductions shall be aggregated by category), for each Abarelix Product in each Marketing Region **********************, (iii) the aggregate Cost Adjusted Sales for such Quarter, (iv) ********************* and (v) the calculation of the Incremental Consideration for such Quarter and (vi) the calculation of the Royalties for such Quarter.

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(d)           Late Payments; Collections. Any amount not paid when due under this Section 2.4 shall bear interest at an annual rate equal to the lesser of (i) the highest U.S. Prime Interest Rate per annum published in the Wall Street Journal on the first Business Day after the payment first became due, plus three (3) percentage points, and (ii) the highest rate permitted by applicable law.

(e)           Books and Records; Audits.   Notwithstanding Section 6.1 to the contrary, Buyer and its Affiliates shall keep full, true and accurate books of account sufficient to determine the amounts payable pursuant to this Section 2.4.

Seller shall have the right to have the books and records of Buyer and its Affiliates audited by a qualified independent certified public accounting firm selected by Seller, subject to Buyer’s approval, which approval shall not be unreasonably withheld or delayed, under appropriate confidentiality provisions, to ascertain the accuracy of the reports and payments under this Section 2.4 for any year ending not more than thirty-six (36) months prior to the date of such request.  For the avoidance of doubt, Seller’s audit right shall extend to ascertaining the accuracy of Development Costs and reimbursed costs and expenses which have been excluded in determining Buyer Licensed Party Consideration.  Such audit shall be conducted upon at least ten (10) days’ advance written notice during normal business hours, not more than once in each year, and in a manner that does not interfere unreasonably with the business of the audited entity.  The accounting firm shall disclose to Seller only whether such reports are correct or incorrect and the specific details concerning any discrepancies.  Subject to Buyer’s right to dispute such amounts, any underpayment determined by such audit shall promptly be paid by Buyer after delivery to Buyer of such accounting firm’s report so concluding.  In the event such accounting firm concludes that amounts were overpaid by Buyer during such period, subject to Seller’s right to dispute such amounts, Seller shall promptly repay Buyer the amount of such overpayment after delivery to Buyer and Seller of such accounting firm’s written report so concluding.  Seller and Buyer shall treat all financial information subject to review under this Section 2.4(e) in accordance with the confidentiality provisions of this Agreement and shall cause the accounting firm selected by it to enter into a customary and mutually satisfactory confidentiality agreement with Buyer obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.  If Buyer has underpaid an amount due under this Section 2.4 by more than ten percent (10%) of the Royalties due hereunder for the period being reviewed, Buyer shall reimburse Seller for the reasonable fees and costs charged by such accounting firm (with all fees and costs of the audit to be borne by Seller in all other cases).

Section 2.5             Reimbursement for Certain Minimum Annual Commitment Payments.

Seller shall pay any Minimum Annual Commitment Payments payable in respect of the year 2006 and forthwith provide evidence of such payments to Buyer who shall reimburse Seller for the amount of such Minimum Annual Commitment Payments thus paid, promptly upon receipt of evidence of such payments but in any event no later than ten (10) UK Business Days after the Closing Date.  For the avoidance of doubt, other than with respect to Minimum Annual Commitment

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Payments payable in respect of the year 2006, this Section 2.5 shall not limit Buyer’s obligations under Section 2.1(c).

Section 2.6             Further Assurances.

At any time and from time to time after the Closing Date, as and when requested by any Party, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement, including, with respect to Seller, executing and delivering any and all further materials, items, documents and instruments of conveyance, transfer or assignment as may be reasonably requested by Buyer to effect, record or verify the transfer to and vesting in Buyer of all of Seller’s or PRAECIS Europe’s right, title and interest in and to the Acquired Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

For purposes of this Agreement, the phrase “to the Knowledge of Seller”, “to Seller’s Knowledge” or any phrase of similar import shall mean and be limited to the actual knowledge, after reasonable inquiry, by the following officers of Seller:  President and Chief Executive Officer, Vice President and Chief Financial Officer, Senior Vice President, Regulatory Affairs and Project Management, and Vice President, Legal and Secretary.  Seller represents and warrants (except that in the case of Section 3.12, Seller acknowledges) to Buyer as of the date hereof as set forth in Section 3.1 through Section 3.12 of this Article III, subject to such exceptions and disclosures as are set forth in the disclosure schedule supplied by Seller to Buyer and dated as of the date hereof (the “Disclosure Schedule”).  Each section or schedule of the Disclosure Schedule shall qualify only the corresponding numbered sections or subsections hereof to which such Disclosure Schedule section or schedule relates and shall not qualify any other provision of this Agreement, except to the extent there is a specific cross-reference or it is readily apparent from the face of such disclosure that such disclosure is applicable to such other provision, including as an exception to the representations and warranties in such other provision.  References herein to a numbered Schedule refer to such numbered schedule in the Disclosure Schedule.

Section 3.1             Organization, Qualification and Corporate Power.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the

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laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate primarily to Seller’s Product Operations as of the date hereof, makes such qualification necessary, except for any such failure to be qualified that would not have an Acquired Assets MAE.  Seller has all requisite corporate power and authority to carry on the Product Operations to the extent conducted by Seller as of the date hereof and to own the Acquired Assets.

Section 3.2             Authority.

Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated and perform its obligations hereunder and thereunder.  The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and no other further authorization or consent of Seller or its board of directors or stockholders will be necessary.  This Agreement has been, and such Ancillary Agreements will be, duly executed and delivered by Seller and, assuming this Agreement and each such Ancillary Agreement constitute the legal, valid and binding obligation of Buyer, this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms.

Section 3.3             Consents and Approvals; Noncontravention.

(a)           Schedule 3.3(a) sets forth a complete and accurate list of all consents, waivers, approvals, orders, permits or authorizations of, or registrations, declarations, payments or filings with, any Governmental Authority that, as of the date hereof, are required by, or with respect to, Seller in connection with ownership, use, maintenance or operation of the Plenaxis® Product, the Acquired Assets, or the Product Operations to the extent conducted by Seller as of the date hereof or the execution and delivery of this Agreement and the Ancillary Agreements by Seller, the consummation by Seller of the transactions contemplated hereby and thereby or the performance of Seller’s obligations hereunder and thereunder (the “Governmental Consents”).

(b)           Schedule 3.3(b) sets forth a complete and accurate list (the “Third Party Consents”) of all consents, waivers, approvals, or authorizations of, or notices to, any Third Party (other than a Governmental Authority) that are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Seller, the consummation by Seller of the transactions contemplated hereby and thereby or the performance of Seller’s obligations hereunder and thereunder.

(c)           Except as expressly contemplated by this Agreement, neither the execution and delivery by Seller of this Agreement or the Ancillary Agreements to which

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Seller will be a party, nor the consummation by Seller of the transactions contemplated hereby or thereby, will:

(i)            conflict with or violate any provision of Seller’s Amended and Restated Certificate of Incorporation, as amended, or Seller’s Third Amended and Restated By-Laws;

(ii)           require on the part of Seller any filing with, notice to or any permit, authorization, consent or approval of, any Medical Product Regulatory Authority or other Governmental Authority or give any Medical Product Regulatory Authority or other Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Registration;

(iii)          (A) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, the Assigned Contracts or any other contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money or instrument of indebtedness (1) primarily relating to Seller’s Product Operations to which Seller is a party or by which Seller is bound or (2) to which any of the Acquired Assets are subject, except in any such case or in the aggregate as would not have an Acquired Assets MAE or (B) result in the creation of any Lien (other than Permitted Liens) upon any of the Acquired Assets;

(iv)          conflict with, or violate any Order, writ or injunction specifically naming Seller or, to Seller’s Knowledge, applicable to any of the Acquired Assets; or

(v)           violate any statute, rule or regulation or other Law applicable to Seller or any of the Acquired Assets.

Section 3.4             Assigned Contracts.

(a)           True and complete copies of each of the Assigned Contracts (including all amendments, supplements, modifications and waivers thereof) have been delivered to Buyer by Seller.

(b)           Each Assigned Contract is currently valid and in full force and effect, and is enforceable by Seller or PRAECIS Europe, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity.

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(c)           Neither Seller nor PRAECIS Europe has waived any of its rights under the Assigned Contracts.

(d)           Neither Seller nor PRAECIS Europe is in default, and no party has notified Seller or PRAECIS Europe that it is in default, under any Assigned Contract.  To Seller’s Knowledge, no event has occurred, and no circumstances or condition exists, that would, with or without notice or lapse of time:

(i)            result in a violation or breach of any of the provisions of any Assigned Contract;

(ii)           give any Person the right to declare a default or exercise any remedy under any Assigned Contract;

(iii)          give any Person the right to accelerate the maturity or performance of any Assigned Contract or to cancel, terminate or modify any Assigned Contract; or

(iv)          otherwise have an Acquired Asset MAE in connection with any Assigned Contract.

Section 3.5             Closing Product Materials.

The information included in the NDA, the MAA and updated stability data (each as supplemented or amended from time to time) with respect to Closing Product Materials, in each case previously made available to Seller, is complete and accurate in all material respects.

Section 3.6             Title to Acquired Assets.

Seller or, with respect to the Assigned Contracts listed on Schedule 3.11, PRAECIS Europe, has good and valid title and, without limitation of and subject to the last paragraph of Section 2.1(a), the right to sell and transfer to Buyer in accordance with this Agreement good title to all of the Acquired Assets, free and clear of all Liens except for Permitted Liens.  None of the Permitted Liens consisting of Liens for Taxes that are not yet due and payable would reasonably be expected to materially impair the continued use and operation of the Acquired Assets to which they relate.  Subject to the last paragraph of Section 2.1(a), the delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good title to the Acquired Assets in Buyer, free and clear of all Liens except for Permitted Liens.  Upon Closing, subject to Section 6.5 and the last paragraph of Section 2.1(a), Buyer will have the right to possess, to the extent tangible, and to use, all Acquired Assets.

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Section 3.7             Intellectual Property.

(a)           Seller is the sole owner of the entire right, title and interest in the Intangible Property Rights and the Trademark Rights existing at the Closing Date, subject to licenses granted pursuant to the Manufacturing Contracts.  Schedule 3.7(a) sets forth a list of termination and settlement agreements whereby material license and collaboration agreements with respect to the commercialization of Plenaxis® Product previously entered into by Seller (excluding the Manufacturing Contracts) were terminated and all rights granted by Seller pursuant to such license and collaboration agreements reverted to Seller.  True and correct copies of such termination and settlement agreements have previously been made available to Buyer.  To Seller’s Knowledge, the conception, development and reduction to practice of the Intangible Property Rights and the Trademark Rights existing as of the Closing Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person;

(b)           Seller is the exclusive licensee under the Abarelix License to the extent set forth therein, and, as of the Closing Date, there are no actual or, to Seller’s Knowledge, threatened claims or disputes pending between Seller and Indiana University Foundation (or its assignees);

(c)           (i) the Intangible Property Rights, (ii) the Trademark Rights, (iii) Seller’s rights under the Abarelix License and with respect to Rel-Ease™ and (iv) Seller’s Rel-Ease™ Patents constitute all of the intellectual property rights within Seller’s control as of the Closing Date relating to Seller’s Product Operations as of the Closing Date;

(d)           true, complete and correct copies of the complete file wrapper and other material correspondence with any patent office relating to the prosecution, validity and enforceability of (i) the Designated Intellectual Property, (ii) the patents under the Abarelix License and (iii) Seller’s Rel-Ease™ Patents have been made available to Buyer prior to the Closing Date, and to Seller’s Knowledge, there is no material reason to believe that any of such intellectual property rights are not valid;

(e)           the Designated Intellectual Property, the patents licensed to Seller under the Abarelix License and Seller’s Rel-Ease™ Patents and the Registrations have been maintained in all material respects in accordance with applicable legal requirements and all applicable fees have been paid on or before the due date for payment; or

(f)            to Seller’s Knowledge, there are no current infringements of Designated Intellectual Property, the patents under the Abarelix License or Seller’s Rel-Ease™ Patents by any person and the trade secrets, technical information and know-how within the Intangible Property Rights and Product Records have been kept confidential or have been disclosed (i) to Third Parties only under terms of confidentiality (except as provided in clause (ii)) or (ii) to a Governmental Authority in connection with the development and commercialization of Abarelix Products.

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Section 3.8             Brokers’ Fees.

Seller has not employed or engaged, and does not have any liability or obligation to pay any fees or commissions to, any broker, finder, investment banker or agent with respect to the transactions contemplated by this Agreement other than Canaccord Adams, the fees and expenses of which shall be solely the responsibility of Seller.

Section 3.9             Litigation.

There is no Proceeding pending of which Seller has received notice or, to the Knowledge of Seller, threatened against or affecting Seller with respect to any of the Acquired Assets, including any such Proceeding alleging that (i) the Intangible Property Rights, the patents under the Abarelix License and with respect to Rel-Ease™ the Seller’s Rel-Ease™ Patents or the Trademark Rights are invalid, or (ii) the disclosing, copying, making, licensing, assigning or exploiting of the Intangible Property Rights, the patents under the Abarelix License and Seller’s Rel-Ease™ Patents or Trademark Rights violate, infringe or otherwise conflict or interfere with any intellectual property or proprietary right of any Person.  Neither Seller nor any of the Acquired Assets is subject to any Order or, to the Knowledge of Seller, any proposed Order, that would have an Acquired Assets MAE.

Section 3.10           Compliance with Laws; Governmental Approvals.

To Seller’s Knowledge, Seller is not now, and during the past five years has not been, in conflict with, or in default, breach or violation of, any Law applicable to the use, maintenance or operation of the Acquired Assets or Seller’s Product Operations, or by which any of the Acquired Assets is bound or affected, in each case which would have an Acquired Assets MAE.  Seller has all Governmental Consents necessary for Seller to (i) own the Plenaxis® Product and the Acquired Assets, and (ii) use, maintain or operate, as applicable, the Plenaxis® Product, the Acquired Assets and the Product Operations to the extent used, maintained or operated by Seller as of the Closing Date, except (in the case of (i) or (ii)) where the failure to have such Governmental Consents would not have an Acquired Assets MAE.  No suspension or cancellation of any such Governmental Consent is pending of which Seller has received notice or, to the Knowledge of Seller, threatened.

Section 3.11           PRAECIS Europe.

PRAECIS Europe is a private limited company duly organized, validly existing and (to the extent such concept is applicable) in good standing under the laws of England and Wales.  PRAECIS Europe has all requisite corporate power and authority to hold the German Marketing Authorization and to be a party to and perform its obligations under the Contracts listed on Schedule 3.11.  The authorized equity securities of PRAECIS Europe consist of two (2) ordinary shares, par value £1.00 per share, of which two (2) shares are issued and outstanding and constitute the Shares.  Seller owns the Shares free

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and clear of all Liens.  No legend or other reference to any purported Lien appears upon any certificate representing any of the Shares.  The Shares have been duly authorized and validly issued and are fully paid and nonassessable.  There are no Contracts relating to the issuance, sale or transfer of the Shares.  PRAECIS Europe has conducted no business and has no liabilities except (i) applying for, receiving and holding the German Marketing Authorization, (ii) as a party to the Contracts listed on Schedule 3.11, copies of which have been made available to Buyer and (iii) as an obligor on intercompany indebtedness payable by PRAECIS Europe to Seller, which will be capitalized upon or prior to the Closing.

Section 3.12           Reliance on Representations and Warranties.

Seller acknowledges that Buyer has entered into this Agreement on the basis of, and in reliance upon the representations and warranties contained in this Article III.

Section 3.13           No Other Representations or Warranties.

Except for the representations and warranties of Seller expressly set forth in this Agreement or in the Ancillary Agreements, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller or otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

For purposes of this Agreement, the phrase, “to the Knowledge of Buyer”, “to Buyer’s Knowledge” or any phrase of similar import shall mean and be limited to the actual knowledge, after reasonable inquiry, by the executive officers of Buyer.  Buyer represents and warrants (except that in the case of Section 4.5, Buyer acknowledges) to Seller as of the date hereof as set forth in Section 4.1 through Section 4.5 of this Article IV.

Section 4.1             Organization.

Buyer is a company duly organized, validly existing and in good standing under the laws of England and Wales.  Buyer has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

Section 4.2             Authority.

Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated by and perform its obligations hereunder.  The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby, have been

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duly authorized by all necessary corporate action on the part of Buyer and no other further authorization or consent of Buyer or its board of directors, lenders or stockholders will be necessary.  This Agreement has been, and such Ancillary Agreements will be, duly executed and delivered by Buyer and, assuming this Agreement and each such Ancillary Agreement constitute the legal, valid and binding obligation of Seller, this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

Section 4.3             Noncontravention.

Neither the execution and delivery by Buyer of this Agreement or the Ancillary Agreements to which Buyer will be a party, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will:

(a)           conflict with or violate any provision of the charter or bylaws (or analogous organizational documents) of Buyer;

(b)           except with respect to Governmental Filings to be made with respect to the Registrations, require on the part of Buyer any filing with, or permit, authorization, consent or approval of, any Medical Product Regulatory Authority or other Governmental Authority;

(c)           conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which Buyer is a party or by which Buyer is bound;

(d)           violate any Order, writ or injunction specifically naming, or to Buyer’s Knowledge applicable to, Buyer or any of its properties or assets; or

(e)           violate any statute, rule or regulation applicable to Buyer or any of its properties or assets.

Section 4.4             Brokers’ Fees.

Buyer has not employed or engaged, and does not have any liability or obligation to pay any fees or commissions to, any broker, finder, investment banker or agent with respect to the transaction contemplated by this Agreement.

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Section 4.5             Reliance on Representations and Warranties.

Buyer acknowledges that Seller has entered into this Agreement on the basis of, and in reliance upon, the representations and warranties of Buyer contained in this Article IV.

Section 4.6             No Other Representations or Warranties.

Except for the representations and warranties of Buyer expressly set forth in this Agreement or in the Ancillary Agreements, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer or otherwise.

ARTICLE V

INDEMNIFICATION

Section 5.1             Indemnification by Seller.

Subject to the terms and conditions of this Article V, from and after the Closing, Seller shall indemnify Buyer and its officers, directors, employees, agents, representatives and its Affiliates (the “Buyer Indemnitees”) in respect of, and hold the Buyer Indemnitees harmless from and against, any and all liabilities, obligations, judgments, interest, losses, assessments, damages, fines, fees, penalties, costs and expenses (including reasonable attorneys’ fees and expenses of investigating and defending claims, lawsuits, complaints, actions or other pending or threatened litigation) (collectively, “Damages”) incurred or suffered by any of the Buyer Indemnitees arising out of or resulting from or (in the case of clause (c)) constituting:

(a)           any breach of any representation or warranty of Seller contained in this Agreement or any Ancillary Agreement;

(b)           any failure by Seller to perform or observe any covenant or agreement contained in this Agreement or any Ancillary Agreement; or

(c)           any Excluded Assets or Retained Liability.

Section 5.2             Indemnification by Buyer.

Subject to the terms and conditions of this Article V, from and after the Closing Buyer shall indemnify Seller and its officers, directors, employees, agents, representatives and its Affiliates (the “Seller Indemnitees”) in respect of, and hold the Seller Indemnitees harmless from and against, any and all Damages incurred or suffered by any of the Seller Indemnitees arising out of or resulting from or (in the case of clause (c)) constituting:

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(a)           any breach of any representation or warranty of Buyer contained in this Agreement or any Ancillary Agreement;

(b)           any failure by Buyer to perform or observe any covenant or agreement contained in this Agreement or any Ancillary Agreement;

(c)           any Assumed Liability; or

(d)           any actions or proceedings by a Medical Product Regulatory Authority resulting from Buyer’s use of Seller’s NDC Number, including those relating to any actual or alleged misbranding of mislabeling of the Closing Product Materials from and after the Closing Date.

Section 5.3             Claims for Indemnification.

(a)           Third Party Claims. All claims for indemnification made under this Agreement arising out of or resulting from any claim, demand, action, suit, or proceeding made or brought by a Third Party (a “Third Party Claim”) against an Indemnified Party shall be made in accordance with the following procedures.

(i)            The Buyer Indemnitee(s) or Seller Indemnitee(s), as applicable (an “Indemnified Party”), shall give prompt written notification to the Person from whom indemnification is sought under this Article V (the “Indemnifying Party”) of the commencement of any Third Party Claim for which indemnification may be sought or, if earlier, upon the receipt of any such claim or demand by a Third Party; provided, however, that the failure so to notify the Indemnifying Party promptly or at all shall not relieve the Indemnifying Party of any liability or obligation it may have to the Indemnified Party hereunder except to the extent of actual prejudice caused by such failure. Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such Third Party Claim and the amount of the Damages claimed.  Within twenty-five (25) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party.

(ii)           The Party not controlling such defense may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third Party Claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be

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considered “Damages” for the purposes of this Agreement; provided, further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties.  The Party controlling such defense shall keep the other Party advised of the status of such Third Party Claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

(iii)          The Indemnified Party shall not agree to any settlement of any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The Indemnifying Party shall not agree to any settlement of any Third Party Claim that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that admits to any liability on the part of, or imposes any liability, injunction or obligation on, the Indemnified Party without the prior written consent of the Indemnified Party (other than the payment of money as to which the Indemnifying Party has acknowledged in writing its indemnification obligation hereunder and has provided the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party of its ability to pay) which consent shall not be unreasonably withheld or delayed.

(iv)          In the event that in connection with a product liability Third Party Claim, it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Third Party Claim that the negligence or willful misconduct of both Seller and Buyer contributed to the Damages resulting from such Third Party Claim, Seller and Buyer will bear financial responsibility with respect to that portion of the Damages shown to be attributable to its respective negligence or willful misconduct.

(b)           Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article V which is not subject to Section 5.3(a) shall deliver to the Indemnifying Party a written notice (a “Claim Notice”) which contains (i) a description and the amount (the “Claimed Amount”) of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article V and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (A) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”) (in

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which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer ), or (C) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute.

Section 5.4             Survival.

(a)           The representations and warranties of Seller and Buyer set forth in this Agreement or any Ancillary Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date three (3)years after the Closing Date, at which time they shall (except as set forth in Section 5.4 (b)) expire.  All covenants, agreements and undertakings of the Parties contemplating performance after the Closing Date shall survive the Closing Date in accordance with their terms, subject to the expiration of the applicable statute of limitations for any claim relating thereto.

(b)           No claim for indemnification may be made based on a representation or warranty after the expiration thereof as provided in Section 5.4(a); provided, however, that if an indemnification claim under Section 5.1(a) or Section 5.2(a) is properly asserted in writing pursuant to Section 5.3 prior to the expiration as provided in Section 5.4(a) of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

Section 5.5             Limitations.

(a)           Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to indemnification claims under this Agreement (with the exception of claims based upon fraud):

****************************************************.

(b)           In no event shall any Indemnifying Party be responsible or liable for any Damages or other amounts under this Article V that are consequential, in the nature of lost profits, diminution in the value of property, special or punitive or otherwise not actual damages (except to the extent same are owing pursuant to a Third Party Claim).  Each Party shall (and shall cause its Affiliates to) use reasonable commercial efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article V.

(c)           The amount of Damages recoverable by an Indemnified Party under this Article V with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party (or an Affiliate thereof), with respect to the

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Damages to which such indemnity claim relates, from an insurance carrier, and (ii) the amount of any Tax benefit realized by such Indemnified Party (or an Affiliate thereof) which is attributable to the Damages to which such indemnity claim relates. An Indemnified Party shall use reasonable commercial efforts to pursue, and to cause its Affiliates to pursue, all Tax benefits to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Damages or any indemnification obligations with respect to Damages. If an Indemnified Party (or an Affiliate) receives any insurance payment in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payment, an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this Article V with respect to such claim plus the amount of the insurance payments received, over (B) the amount of Damages with respect to such claim which the Indemnified Party was or has become entitled to receive under this Article V.

(d)           Except with respect to claims for fraud, or claims for equitable relief (including specific performance) made with respect to breaches of any covenant or agreement contained in this Agreement or the Ancillary Agreements, the rights of the Indemnified Parties under this Article V shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims covered by Section 5.1 or Section 5.2 or otherwise arising out of, resulting from or relating to this Agreement (including any exhibits or schedules hereto), any Ancillary Agreement (including any exhibits or schedules thereto) or any certificates or other instruments delivered in connection with this Agreement or any Ancillary Agreement, or any of the transactions contemplated hereby or thereby.  Without limiting the generality of the foregoing, except with respect to claims based on fraud, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of such transactions.

Section 5.6             Treatment of Indemnification Payments.

All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price to the maximum extent allowable under applicable law.  For the avoidance of doubt, proper adjustments shall be made to the Final Allocation.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1             Access to Information; Record Retention; Cooperation.

(a)           Access to Information.  Subject to compliance with contractual obligations and applicable laws, during the five (5)-year period following the Closing, after

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not less than five (5) days’ prior written notice, each Party shall afford to the other Party and to such Party’s authorized accountants, counsel, bank auditors and other designated representatives during normal business hours in a manner so as to not unreasonably interfere with the conduct of business (i) reasonable access and duplicating rights to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, “Information”) within the possession or control of such Party to the extent such access may reasonably be required by the Party seeking access solely in connection with matters relating to or affected by Seller’s Product Operations, as to Seller, for periods prior to the Closing Date, and as to Buyer, for periods on and after the Closing Date and (ii) reasonable access to the personnel of such Party.  Requests may be made under this Section 6.1(a) for financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or securities exchange filings, prosecuting, defending or settling any litigation or insurance claim and performing obligations under this Agreement and the Ancillary Agreements.

(b)           Seller Retained Rights and Access to the NDA, Etc. For Seller Purposes.  After the Closing, Seller shall retain the rights to utilize certain portions of the NDA and other data and information relating specifically to Rel-Ease™ for researching, developing, manufacturing or commercializing products (other than Plenaxis® Products) and/or drug formulation, discovery and development technologies.  At any time after the Closing, if Seller requires access to certain portions of the NDA and/or other Information in Buyer’s possession or control pertaining to Product Operations for legal or regulatory purposes, or for researching, developing, manufacturing or commercializing products (other than Plenaxis® Products) and/or drug formulation, discovery and development technologies (collectively, the “Seller Purposes”), then upon Seller’s written request, Buyer shall make such portions available to Seller solely for such Seller Purposes on a temporary basis at a reasonable time and at Buyer’s facilities.  Seller may (at its expense) make and retain copies (in electronic and/or paper copy format) of such portions of the NDA and/or other Information and use such copies solely for Seller Purposes.  Any such copies of the NDA and/or other Information shall be subject to the confidentiality provisions of Section 6.1(f).

(c)           Access for Regulatory Purposes.  If at any time after the Closing, (i) any Medical Product Regulatory Authority, requires access to certain portions of the NDA and/or other Information pertaining to Product Operations for legal or regulatory purposes of the Party that does not own such items, or (ii) either Party requires access to certain portions of the NDA and/or other Information pertaining to Product Operations for legal or regulatory purposes of the Party that does not own such items, including without limitation for making patent-related submissions, then, in either of (i) or (ii), Seller or Buyer (as applicable), shall cooperate with such Medical Product Regulatory Authority or the other Party and make such portions available to the Medical Product Regulatory Authority

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and/or the other Party solely for such purpose on a temporary basis at a reasonable time and at Seller’s or Buyer’s facilities.

(d)           Attorney-Client Privilege.  The Parties shall cooperate and work together in an effort to ensure that the attorney-client privilege is preserved with respect to any documents in the Information that are subject to such privilege (and any other documents, information, or materials that are subject to such privilege and may be transferred from or disclosed by one Party to the other under this Agreement).  In addition, the Parties acknowledge and agree that any discovery by or disclosure to Buyer of documents, information, or materials that are not related to the Acquired Assets is inadvertent.

(e)           Retention of Records.  Except as may otherwise be required by law or agreed to in writing by the Parties, each Party shall use reasonable commercial efforts to preserve, until three (3) years after the Closing Date, all Information in its possession or control pertaining to Product Operations.

(f)            Post-Closing Confidentiality.

(i)            From and after the Closing, each Party shall hold, and shall cause its respective Affiliates, auditors, attorneys, financial advisors, bankers and other consultants and advisors, to hold, in strict confidence all Information concerning the other Party furnished to it by the other Party or such other Party’s representatives pursuant to this Agreementor the Confidentiality Agreement except to the extent that such Information:

(A)          is or becomes generally available to the public other than as a result of any breach of the obligations provided for by this Section 6.1(f);

(B)           such Party can demonstrate that such Information was within the possession of the receiving party prior to it initially being furnished to the receiving party by or on behalf of the disclosing party; or

(C)           is or becomes available on a non-confidential basis to the receiving party from a source other than the disclosing party, provided, however, that the source of such Information did not breach any obligation of confidentiality to the disclosing party.

(ii)           Each Party shall not release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by applicable Laws or so as not to violate the rules of any stock exchange, law, order, or regulation of a Governmental Authority; provided, however, that in the case of disclosure compelled by judicial or administrative process, the receiving party shall (to the extent permitted by applicable law) notify

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the disclosing party promptly of the request and the documents requested thereby so that the disclosing party may seek an appropriate protective order or other appropriate remedy; and provided, further, however, that the receiving party shall use reasonable efforts to avoid and/or minimize such disclosure.

Section 6.2             Collection of Accounts Receivable.

Buyer agrees that it shall forward promptly to Seller any monies, checks or instruments received by Buyer after the Closing with respect to any accounts receivable included as an Excluded Asset pursuant to this Agreement.

Section 6.3             Restrictive Covenants.

(a)           Seller will not, and will cause its controlled Affiliates not to, directly or indirectly, research, develop, manufacture, distribute, market or sell (i) ****************, (ii) **********************.

(b)           Until thefirst anniversary of the Closing Date, neither Party will, and will cause their respective controlled Affiliates not to, solicit or hire employees of the other Party without the other Party’s prior written consent.  Notwithstanding the foregoing, neither Party is prevented from employing, or attempting to employ, any employee of the other Party who approaches such Party on an unsolicited basis concerning employment or who responds to a solicitation or advertisement for employment that is made to the general public.

(c)           Seller, on behalf of itself and its controlled Affiliates, acknowledges that in view of the nature of the Product Operations and the objectives of the Parties in entering into the Agreement, the restrictions contained in this Section 6.3 are reasonable and necessary to protect the legitimate business interests of the Parties after the Closing, and that any breach or threatened breach of the provisions of this Section 6.3 will cause irreparable injury to Buyer or Seller, as applicable, for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach of this Section 6.3, Buyer shall be entitled, in addition to the exercise of other remedies, to seek and obtain injunctive relief, without the necessity of posting a bond, restraining Seller or Buyer, as applicable, or such Affiliate from committing such breach or threatened breach.

(d)           Except as provided in any Third-Party Consent executed by Seller, Buyer shall not amend or otherwise modify any Assigned Contract to increase the liabilities or obligations of Seller thereunder without the express prior written consent of Seller, which consent may be withheld in Seller’s sole discretion.

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Section 6.4             Complaints; Recalls.

Buyer and Seller shall each inform the other Party in accordance with this Section 6.4 of Plenaxis® Product complaints, including product returns, which relate to Plenaxis® Product for which the other Party bears financial or regulatory responsibility. Buyer shall notify Seller within three (3) Business Days of becoming aware of a complaint involving Plenaxis® Product sold by Seller.  Seller shall notify Buyer within three (3) Business Days of becoming aware of a complaint involving Plenaxis® Product sold by Buyer. All communications relating to the performance or condition of the Plenaxis® Product, and all communications relating to adverse experiences in association with, but not necessarily due to, the Plenaxis® Product that are received by any means at Seller shall be forwarded to Buyer until Seller-labeled Plenaxis® Product can reasonably be expected to no longer be available in the market place.  Each Party shall timely cooperate, as requested by the other, in investigating complaints and completing complaint investigations, including providing information applicable to each complaint.  In the event of any recall of or field notification with respect to the Plenaxis® Product following the Closing, Seller shall make available such records and other information, and provide such efforts as are necessary and appropriate in connection with such recall as required by applicable Laws and in accordance with any agreements reached between Buyer and the applicable Medical Product Regulatory Authority, in connection with any recall of the Plenaxis® Product.

Section 6.5             Post-Closing Matters.

Within one hundred twenty (120) days after the Closing Date, Seller shall deliver to Buyer, or otherwise put Buyer in possession or control of, all of the Acquired Assets of a tangible nature, including documents and data in electronic formats to the extent that such documents and data are in electronic formats.

Section 6.6             Tax Matters.

Buyer shall not make any election with respect to PRAECIS Europe pursuant to Section 338 of the Code, or any comparable provision under any Law, without the prior written consent of Seller, which consent shall not be unreasonably withheld.

ARTICLE VII

MISCELLANEOUS

Section 7.1             Press Releases and Announcements.

No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or securities exchange or stock market rule (in which case the

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disclosing party shall use reasonable efforts to advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure for the first time that specific information is to be disclosed, but shall not be required to do so for any subsequent disclosure of substantially similar information that has previously been disclosed).

Section 7.2             No Third Party Beneficiaries.

This Agreement shall inure to the benefit of the Parties and their respective successors and permitted assigns and, with respect to Article V, the Buyer Indemnitees and the Seller Indemnitees.  Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and, with respect to Article V, the Buyer Indemnitees and the Seller Indemnitees any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.3             Entire Agreement.

This Agreement (including the documents referred to and incorporated by reference herein), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement between Buyer and Seller with respect to the subject matter hereof and supersede any prior agreements or understandings between Buyer and Seller and any representations or statements made by or on behalf of Seller or any of its respective Affiliates to Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement.

Section 7.4             Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Party; provided, however, that either Party shall have the right to assign this Agreement or any of its rights hereunder without such approval at any time to any Affiliate of such Party or to any Person to whom all or substantially all of such Party’s assets are transferred or in connection with a merger, consolidation or other similar corporate transaction involving such Party, but only if, in the case of such a transfer of assets, such Affiliate or Person assumes this Agreement in writing and agrees to be bound by and to comply with the terms and conditions hereof applicable to such assigning Party; provided, further, however, (and for the avoidance of doubt) that, unless the assigning Party is expressly released by the other Party, no such assignment shall release the assigning Party from its obligations hereunder.  Any purported assignment of rights or delegation of performance obligations in violation of this Section 7.4 is void.

Section 7.5             Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication

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hereunder shall be deemed duly given, made and received (i) when delivered personally or by facsimile, (ii) four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Buyer:

Speciality European Pharma Limited

25 Buckingham Gate

London SW1E 6LD

Attention: Geoff McMillan

Phone: +44 207 7932 2105

Facsimile: +44 (0) 20 7828 1474

Copy to:

Morrison & Foerster LLP

CityPoint

One Ropemaker Street

London    EC2Y 9AW

Attention:              James Gubbins

Phone:    +44(0) 207 920 4000

Facsimile:               +44(0) 207 496 8500

If to Seller:

PRAECIS PHARMACEUTICALS INCORPORATED

830 Winter Street
Waltham, MA 02451-1420
Attention: President

Phone: (781) 795-4320

Facsimile: (781) 890-7471

Copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, MA 02108

Attention: Kent A. Coit, Esq.

Phone: (617) 573-4835

Facsimile: (617) 305-4835

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Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

Section 7.6             Amendments and Waivers.

The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 7.7             Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, Buyer and Seller agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

Section 7.8             Expenses.

Except as otherwise specifically provided to the contrary in this Agreement, each of Buyer and Seller shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 7.9             Governing Law.

This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the

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Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

Section 7.10           Submission to Jurisdiction.

Each of Buyer and Seller consents and (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts, (b) agrees that all claims in respect of any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of Buyer and Seller may make service on the other Party, and each of Buyer and Seller agrees to accept service, of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 7.5.  Nothing in this Section 7.10, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

Section 7.11           Construction.

(a)           The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their intent, and no rule of strict construction shall be applied against any Party.

(b)           Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)           The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)           Any reference herein to an Article, Section, clause, Exhibit or Schedule shall be deemed to refer to an Article, Section, clause, Exhibit or Schedule of this Agreement, unless the context clearly indicates otherwise.

(e)           All references to “$” or “Dollars” refer to currency of the United States of America.

(f)            Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

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Section 7.12           WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 7.13           Exhibits and Schedules.

The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 7.14           Counterparts and Facsimile Signature.

This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

Section 7.15           Transfer and Sales Tax.

(a)           Notwithstanding any provisions of law imposing the burden of such Taxes on Seller or Buyer, as the case may be, Buyer shall pay (i) all sales, use and transfer Taxes, and (ii) all similar governmental charges, if any, upon the sale or transfer of any of the Acquired Assets hereunder, provided, however, that if Seller is required by Law to make any such payments or Buyer fails to make such payments on a timely basis, Seller may pay such amounts to the appropriate Governmental Authority or Authorities, and Buyer shall promptly reimburse Seller for any amounts so paid by Seller.  Seller and Buyer shall cooperate with each other and use their reasonable commercial efforts to minimize such taxes and charges and each Party agrees to timely sign and deliver to the other Party such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes and to use reasonable commercial efforts to obtain any certificate or document from any Governmental Authority as may be necessary to mitigate such Taxes.

(b)           Liability for other Taxes. Seller shall be liable for all Taxes with respect to Seller’s Product Operations or Acquired Assets (i) for any taxable year or period that ends on or before the Closing Date and (ii) with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year or period ending on and including the Closing Date. Except as specifically set forth in Section 7.15 (a), Buyer shall be liable for (i) all Taxes with respect to the Product Operations or the Acquired Assets with respect to any taxable year or period beginning after the Closing Date, and (ii) with respect to any taxable year or period beginning before and ending after

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the Closing Date, for the portion of such taxable year or period beginning after the Closing Date.

Section 7.16           Bulk Transfer Laws.

The Parties waive compliance with the requirements of any applicable “bulk sales” laws in connection with the consummation of the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement under seal as of the date first above written.

PRAECIS PHARMACEUTICALS
INCORPORATED

By:	/s/ Kevin F. McLaughlin
Name:	Kevin F. McLaughlin
Title:	President and CEO

SPECIALITY EUROPEAN PHARMA
LIMITED

By:	/s/ Geoff McMillan
Name:	Geoff McMillan
Title:	C.E.O.

[Asset Purchase Agreement Signature Page]

EXHIBIT A

REL-EASE™ LICENSE AGREEMENT

This REL-EASE™ LICENSE AGREEMENT (the “Agreement”) is made as of the       day of January, 2007, by and between PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Praecis”) and SPECIALITY EUROPEAN PHARMA LIMITED, a company organized under the laws of England and Wales (“Speciality”).  Praecis and Speciality are referred to collectively herein as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, Praecis and Speciality have entered into an Asset Purchase Agreement dated as of January      , 2007 (the “Purchase Agreement”) pursuant to which Praecis has agreed to sell and Speciality has agreed to purchase, on the terms and conditions set forth in the Purchase Agreement, the Acquired Assets. Words not specifically defined in this Agreement shall have the same meaning ascribed in the Purchase Agreement, unless the context requires otherwise; and

WHEREAS, as provided in the Purchase Agreement, and subject to the terms and conditions set forth in this Agreement, Speciality desires to license from Praecis, and Praecis desires to license to Speciality, the Seller Rel-Ease™ Patents, solely for use in the Product Operations;

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.             Grant of License.

1.1           Subject to the terms of this Agreement, Praecis grants Speciality and its controlled Affiliates ************************.

1.2           THE LICENSE GRANTED PURSUANT TO SECTION 1.1 OF THIS AGREEMENT IS MADE WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING REL-EASE™ (AS THAT TERM IS DEFINED IN THE PURCHASE AGREEMENT) OR THE SELLER REL-EASE™ PATENTS, THE FITNESS OF REL-EASE™ OR THE SELLER REL-EASE™ PATENTS FOR ANY PURPOSE, OR THE QUALITY OR MERCHANTABILITY OF REL-EASE™ OR THE SELLER REL-EASE™ PATENTS, AND PRAECIS DISCLAIMS ANY AND ALL LIABILITY WITH RESPECT TO SPECIALITY’S USE OF REL-EASE™.

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1.3           Speciality shall have the right to grant sublicenses to the rights granted under Section 1.1 of this Agreement.  In the event that Speciality grants such a sublicense, Speciality shall notify Praecis of the identity of each such sublicensee (each, a “Sublicensee”) without unreasonable delay following any such grant of sublicense.  Speciality shall remain fully responsible for the compliance by each Sublicensee with the terms and conditions of this Agreement as if such sublicensees were parties hereto.

1.4           In connection with its exploitation of the license granted by Section 1.1 of this Agreement, Speciality shall comply with, and shall cause its Sublicensees to comply with, all applicable present and future Laws, including, without limitation, the United States Food, Drug, and Cosmetic Act, as amended, and regulations promulgated thereunder.

1.5           Nothing herein shall give Speciality or its Sublicensees any right, title, or interest in Rel-Ease™ or the Seller Rel-Ease™ Patents other than the license granted by Section 1.1 of this Agreement.

2.             Acknowledgements Concerning
Rel-Ease™ and the Seller Rel-Ease™ Patents.

2.1           Speciality acknowledges that, and shall cause its Sublicensees to acknowledge that (i) the Seller Rel-Ease™ Patents are valid and enforceable, (ii) Praecis owns all right, title, and interest in Rel-Ease™ and the Seller Rel-Ease™ Patents, and (iii) subject to the terms of this Agreement, Praecis has the right, in Praecis’s sole discretion, to use Rel-Ease™ and to license the Seller Rel-Ease™ Patents in any way(s) that it sees fit.

2.2           Speciality shall not, and shall cause its Sublicensees to not, either during or after the Term, (i) apply for patent protection on Rel-Ease™, or (ii) otherwise seek to register any intellectual property related to Rel-Ease™ anywhere in the world. If Speciality challenges the validity of the Seller Rel-Ease™ Patents, Praecis shall have the right to terminate this Agreement in accordance with Section 7.2.

3.             Maintenance, Prosecution on and Enforcement of the Seller Rel-Ease™ Patents

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3.1           Praecis undertake to carry out, at its own cost and expense, the filing, prosecution, maintenance and/or defense of the Seller Rel-Ease™ Patents using reasonable efforts to prosecute all patent applications forming part of the Seller Rel-Ease™ Patents to grant (including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings).  Praecis shall keep Speciality informed of all material developments in relation to Seller Rel-Ease™ Patents and shall, upon Speciality’s request, provide copies of relevant documents related to the filing, prosecution and maintenance of the Seller Rel-Ease™ Patents.

3.2           In the event that Praecis declines to file or, having filed, declines to further prosecute, maintain and/or defend any Seller Rel-Ease™ Patent, Praecis shall provide Speciality with written notice thereof.  In the case where Praecis has filed but is declining to further prosecute or maintain any Seller Rel-Ease™ Patents, such notice shall be given at least thirty (30) days prior to the expiration of any official substantive deadline relating to such activities.  In any of such circumstances Speciality shall have the right but not the obligation to decide that Speciality should file, continue to file or prosecute such Seller Rel-Ease™ Patents and in such case Speciality shall give written notice to Praecis.  Praecis shall upon receipt of any such notice from Speciality transfer to Speciality all its files relating to such Seller Rel-Ease™ Patents and execute any documents necessary to transfer control of such filing, prosecution and maintenance to Speciality and, where Praecis declines to file or, having filed, declines to further prosecute, maintain and/or defend any Seller Rel-Ease™ Patent in the USA, Europe or Japan, Praecis shall assign such Seller Rel-Ease™ Patents and any license granted thereunder to Speciality.

3.3           Where a third party is making, using or selling a product that competes with Abarelix Product as an infringement of a Seller Rel-Ease™ Patent in the Product Operations in one or more countries Speciality shall have the right to, but shall not be obliged to, at its own cost and expense, enforce the same in accordance with the following:

3.3.1        Speciality shall have sole conduct of the claim and any such infringement proceedings and, any associated a counterclaim for invalidity or unenforceability or a declaratory judgment action, including the right to agree a settlement with the third party provided always that Speciality shall abide by Praecis’ instructions in relation to any such counterclaim or declaratory judgment action and shall not settle the same without Praecis’ consent. In such case Praecis shall provide all necessary assistance to Speciality in relation to any such proceeding;

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3.3.2        if Speciality succeeds in any such infringement proceedings whether at trial or by way of settlement, Speciality shall be entitled to retain any award of costs and damages made in such proceedings or settlement sum.

4.             Audit.  Praecis shall have the right at its sole cost and expense, upon at least ten (10) days written notice to Speciality and no more than twice per calendar year, to appoint a independent third party advisor who meets the prior approval of Speciality (such approval not to be unreasonably withheld or delayed) to inspect Speciality’s applicable (i) books; (ii) records; and (iii) other documents and materials in the possession of or under the control of Speciality or its Sublicensees to prepare a report to Praecis to verify Speciality and its Sublicensees’ compliance with Sections 1.1 and 1.4 of this Agreement, at the place or places where such records are normally retained by Speciality and/or its Sublicensees.

5.             Patent Marking.  Speciality agrees to comply with the patent marking statutes in each country in which Rel-Ease™ is used by Speciality and/or its Sublicensees.

6.             Term.  This Agreement shall be effective as of January     , 2007, and shall remain in effect until the expiration of the last Seller Rel-Ease™ Patent, unless earlier terminated pursuant to Section 7 of this Agreement (the “Term”).

7.             Termination.

7.1           Speciality may terminate this Agreement at any time by giving Praecis written notice of not less than ten (10) days.

7.2           Praecis may terminate this Agreement upon thirty (30) days written notice to Speciality in the event of a material breach by Speciality of Section 1.1 of this Agreement or the failure by Speciality to pay when due and payable any amount (including any indemnification payment) payable to Praecis pursuant to the terms of the Purchase Agreement unless such material breach is cured within such thirty (30) day notice period, save that if Speciality in good faith disputes such alleged material breach or disputes the alleged failure to cure or remedy such material breach and provides written notice of that dispute to Praecis within such thirty (30) day notice period, then the matter will be addressed under the dispute resolution provisions in Section 16, and Praecis may not terminate this Agreement until it has been determined under Section 16 that Speciality is in material breach of this Agreement, and further fails to cure such breach within thirty (30) days after the conclusion of that dispute resolution procedure.

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Praecis may terminate this Agreement upon ten (10) days written notice if Speciality challenges the validity of the Seller Rel-Ease™ Patents as provided in Section 2.2.

7.3           Upon termination of this Agreement for any reason (including its expiration):  (i) the license granted to Speciality under Section 1.1 of this Agreement, and the right to grant sublicenses under Section 1.3 shall immediately terminate, (ii) nothing in this Agreement shall relieve or release either Party from any obligations that matured prior to the effective date of expiration or termination, or from liability for breach of this Agreement or the Purchase Agreement, and (iii) this Section 7.3 as well as the following provisions shall expressly survive any such termination:  Section 2 and Sections 8-20.

8.             No Third Party Beneficiaries.  This Agreement shall inure to the benefit of the Parties and their respective successors and permitted assigns.  Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.             Entire Agreement.  This Agreement, together with the other Ancillary Agreements, the Purchase Agreement and the Confidentiality Agreement, constitute the entire agreement between Speciality and Praecis with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, both written and oral, between Speciality and Praecis with respect to the subject matter hereof and thereof, other than the Confidentiality Agreement.

10.           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Neither Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Party; provided, however, that either Party shall have the right to assign this Agreement or any of its rights hereunder without such approval at any time to any Affiliate of such Party or to any Person to whom all or substantially all of such Party’s assets are transferred or in connection with a merger, consolidation or other similar corporate transaction involving such Party, but only if, in the case of such a transfer of assets, such Affiliate or Person assumes this Agreement in writing and agrees to be bound by and to comply with the terms and conditions hereof applicable to such assigning Party; provided, further, however, (and for the avoidance of doubt) that, unless the assigning Party is expressly released by the other Party, no such assignment shall release the assigning Party from its obligations hereunder.  Any purported assignment of rights or delegation of performance obligations in violation of this Section 9 is void.

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11.           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Speciality:

Speciality European Pharma Limited

25 Buckingham Gate

London SW1E 6LD

Attention:  Geoff McMillan

Phone: +44 207 7932 2105

Facsimile: +44 (0) 20 7828 1474

If to Praecis:

PRAECIS PHARMACEUTICALS INCORPORATED

830 Winter Street

Waltham, MA 02451-1420

Attention: Edward C. English

Phone: (781) 795-4320

Facsimile: (781) 890-7471

E-mail: ted.english@praecis.com

Copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, MA 02108

Attention: Kent A. Coit, Esq.

Phone: (617) 573-4835

Facsimile: (617) 305-4835

E-mail:  kcoit@skadden.com

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims and other

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communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

12.           Amendments and Waivers.  The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No waiver by any Party of any default or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13.           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Speciality and Praecis agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

14.           Expenses.  Each of Speciality and Praecis shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

15.           Governing Law.  This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

16.           Submission to Jurisdiction.  Each of Speciality and Praecis consents and (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts, (b) agrees that all claims in respect of any action or

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proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of Speciality and Praecis may make service on the other Party, and each of Speciality and Praecis agrees to accept service, of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 7.5 of the Purchase Agreement.  Nothing in this Section 15, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

17.           Construction.

17.1         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their intent, and no rule of strict construction shall be applied against any Party.

17.2         Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

17.3         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17.4         Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

18.           WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF SPECIALITY AND PRAECIS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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19.           Relationship of the Parties.  Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or any other type of fiduciary relationship between Praecis and Speciality.  Neither Party shall have the authority or represent itself as having the authority to bind or obligate the other Party in any manner whatsoever.

20.           Definitions.  All capitalized terms used herein and not defined herein shall have the respective meanings given to them in the Purchase Agreement.

21.           Counterparts and Facsimile Signature.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement under seal as of the date first above written.

PRAECIS PHARMACEUTICALS
INCORPORATED

By:
Name:
Title:

SPECIALITY EUROPEAN PHARMA
LIMITED

By:
Name:
Title:

[Rel-Ease™ License Signature Page]

Schedule 1.1(d)

Minimum Annual Commitment Payments

(In $U.S. Millions)

Contract	2006	2007	2008	2009	2010	Total
Lonza Agreement	$0.6	$0.8	$1.0	$1.0	$—	$3.4
Cambrex Agreement	0.9	0.9	0.9	0.9	0.9	4.5
Baxter Agreement*	0.65	—	—	—	—	0.65
Total	$2.15	$1.7	$1.9	$1.9	$0.9	$8.55

*  the Commercial Supply Agreement dated December 4, 2002 and effective as of June 1, 2002 by and among Baxter Pharmaceutical Solutions LLC (“Baxter”), Baxter Healthcare Corporation and PRAECIS PHARMACEUTICALS INCORPORATED (“Baxter Agreement”), including the Quality Agreement dated as of September 13, 2004 by and between Baxter and PRAECIS PHARMACEUTICALS INCORPORATED which is incorporated within and constitutes a part of the Baxter Agreement.